Exhibit 99.1

Mawson Infrastructure Group Inc Invites Submission of Indication of Interest

for its BTC Hosting and HPC Co-location Services

Digital Hosting Infrastructure Sites located in competitively priced and reliable

PJM energy markets across multiple sites supported by Mawson’s operational capabilities

Strong interest in BTC mining hosting partnerships along with growth in applications like AI and HPC accelerating interest in demand for digital infrastructure and hosting capabilities

Sharon, PA — July 25, 2023 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announced today that it is inviting outside parties to provide Indications of Interest (IOI) for the Company’s hosting and digital infrastructure services that include BTC (Bitcoin) miner hosting, HPC (High Performance Computing) co-location, and other potential partnerships utilizing its digital infrastructure and hosting locations. The Company expects a significant increase in demand and interest for reliable, scalable, and readily available hosting rack space, and is seeking to engage with potential suitable customers and counterparties.

Along with its bitcoin self-mining business and energy market program business, Mawson continues to build-out its hosting and co-location businesses. Mawson is offering significant opportunities for potential hosting customers and partners to engage in discussions with Mawson around as much as 55 MW in potential hosting capacity. Mawson has been expanding its overall capacity across its multiple sites and operations in Pennsylvania and Ohio. Mawson has also received and acknowledged a notice of intent not to renew a customer equipment co-location agreement, or hosting agreement, from a current customer, Celsius Mining LLC, therefore that hosting agreement shall expire in accordance with its terms on August 23, 2023. This should result in significant opportunities for Mawson and potential hosting customers to engage in discussions on approximately 20,000 rack spaces available with capacity to expand further.

Rahul Mewawalla, CEO and President, commented, “Given recent developments in Bitcoin mining and HPC co-location driven by the upcoming halving for bitcoin and the growing applications for AI and other HPC related hosting capabilities, there is growing demand for reliable, scalable, and well operated hosting and co-location sites such as those run by Mawson. We are therefore looking forward to running a streamlined process in the open market to engage with potential hosting customers to deliver mutual benefits for our hosting customers and our hosting business, as well as deliver the best value to our stakeholders. Given our favorable geographic site locations, competitive power contracts, reliable and dependable operations, advanced information systems, combined with the tremendous talent and site engineers at our sites, we are excited to deliver enhanced value to our hosting customers.”

Interested hosting or co-location customers and partners looking for available digital infrastructure capacity should email hosting@mawsoninc.com. Indications of Interest received will be reviewing on a rolling basis.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider with multiple operations throughout the USA. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches digital infrastructure, sustainable energy, and next-generation Mobile Data Center (MDC) solutions, enabling efficient Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and strategic growth, Mawson Infrastructure Group is emerging as a global leader in ESG focused digital infrastructure and Bitcoin mining.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:

Sandy Harrison

Chief Financial Officer

IR@mawsoninc.com